A Tri-annual Newsletter by NAMI Corp.

NAMI CORP

FOCUS

Newsletter 2019 • Volume 3

NAMI CORP. CELEBRATES SIGNIFICANT MILESTONES

1 SEA SAND MINING LICENCE

2 COMMENCEMENT OF RIVER SAND TRADING

3 GRANITE MINING: LETTER OF INTENT TO ACQUIRE A RELATED-PARTY ENTITY



SEA SAND MINING

SPECIAL ISSUE

Chairman's Foreword



Dear Valued Stakeholders,

On behalf of the Board of Directors of NAMI Corp. and its subsidiaries (the "Group"), I am delighted to present to you the 3rd issue of our tri-annual newsletter FOCUS.

This issue is a special edition as the Group celebrates significant milestones, with good news and achievements coming to the 1st quarter of 2019. On 10 January 2019, the Group and its business partner received the sea sand mining licence from the Ministry of Water, Land and Natural Resources (Kementerian Air, Tanah dan Sumber Asli) ("KATS") following the receipt of review and approval of all 13 relevant government agencies in favour of its mining operation on an area of 20.57km^2 located at the coastline of State of Terengganu, Malaysia ("Mining Area"). The sea sand mining licence was received after months of activity and preparation including the submission of the Environmental Impact Assessment ("EIA") report to the Department of Environment ("DOE") of State of Terengganu, Malaysia in July 2018.

Furthermore, the Group is eyeing on the ample demand for sea sand in the global market, which is expected to boost its revenue substantially in the foreseeable future. In March 2019, NAMI Corp., via its wholly-owned subsidiary SBS Mining Corporation Malaysia Sdn Bhd ("SBS"), submitted an application for sea sand export licence to KATS.

To strategically grow the Group's core business portfolio in the sand industry, NAMI Corp., via its wholly-owned subsidiary SBS, has also ventured into river sand trading. It expects to commence its river sand trading in the 2nd half of 2019.

Furthermore, we are pleased to report the progress of our granite mining division. On 17 January 2019, NAMI Corp. entered into a Letter of Intent to acquire its privately held related-party entity, namely Pembinaan Kaya Hebat Sdn Bhd ("PKH"), a Malaysian corporation engaged in granite mining business. NAMI Corp. intends to operate PKH as its wholly- or majority- owned subsidiary. NAMI Corp., via PKH, started its EIA for granite mining in February 2019.

Our 1st quarter of 2019 is filled with fundamental milestones and astounding successes that further enhance the Group's growth. We continue to thrive to ensure the prosperity of our business aspirations. While scaling greater heights, let us not forget every single step we endeavour together. Let us treasure moments that unite us in the face of headwinds and march ahead towards greater glory with humble hearts.

Yours faithfully

Tan Sri Dato' Sri Ong Tee Keat
Chairman

CONTENTS


NAMI CORP

1 CORE BUSINESS: SEA SAND MINING & TRADING



2 CORE BUSINESS: RIVER SAND TRADING



3 CORE BUSINESS: BAUXITE TRADING



4 PROSPECTIVE BUSINESS: GRANITE MINING & TRADING

EDITORIAL POLICY

Period covered : November 2018 to April 2019

Private Circulation

1 SEA SAND MINING & TRADING


NAMI CORP

Chairman of NAMI Corp., Tan Sri Dato' Sri Ong Tee Keat (right) and Executive Director of JHW, Encik Syed Najmee bin Syed Nahar Shahabuddin hold the mining licence received from KATS.



1.1 Sea Sand Mining Licence

In the 1st quarter of 2018, NAMI Corp., via its wholly-owned subsidiary SBS Mining Corporation Malaysia Sdn Bhd ("SBS"), in a joint venture with JHW Holdings Sdn Bhd, a private limited company incorporated in Malaysia ("JHW") had started EIA works to obtain its sea sand mining licence. The EIA was conducted at the East Coast of Peninsular Malaysia occupying an area spanning 20.57km², within the jurisdiction of State of Terengganu, Malaysia ("Mining Area").



A view of sea sand in a barge for export

Following the receipt of review and approval of all 13 relevant government agencies in favour of the mining operation, the Group received the sea sand mining licence from the Ministry of Water, Land and Natural Resources (Kementerian Air, Tanah dan Sumber Asli) ("KATS") on 10 January 2019. This mining licence is valid for 3 years until 9 January 2022.

The Group, via its wholly-owned subsidiary SBS, has the exclusive rights to operate mining and extraction in the Mining Area and is responsible for planning the operation, supervision, coordination, management and implementation of the mining operations of the Mining Area.

In 2019, granting of the sea sand mining licence is yet another significant milestone for the Group in bringing it closer to its goal of becoming a global diversified mining player.

To know more about our sea sand mining licence, read the full press statement on PR Newswire: https://www.prnewswire.com/news-releases/nami-corp-via-its-wholly-owned-subsidiary-receives-sea-sand-mining-licence-300783660.html

1.2 Sea Sand Export Licence

Upon the issuance of the sea sand mining licence, the Group has been working towards the commencement of its sea sand mining operations.

Furthermore, the Group is eyeing on the ample demand for sea sand in the global market, which is expected to boost its revenue substantially in the foreseeable future. In March 2019, NAMI Corp., via its wholly-owned subsidiary SBS, submitted an application for sea sand export licence to KATS.



A tugboat carries sea sand

1.2.1 Sea Sand Demand and Market

Global demand for sand is expected to increase in the future. It is estimated that the global sand market can reach up to US$481 billion by 2100, compared to US$99.5 billion in 2017. (Source: https://www.researchgate.net/publication/331029273_Promises_and_perils_of_sand_exploitation_in_Greenland)

Year 2017 saw Asia's sand imports reached up to US$460 million. As seen in Figure 1, the top 10 largest sand importers in Asia were Singapore, China, Japan, South Korea, Palestine, Indonesia, Philippines, United Arab Emirates, Macau and Turkey. (Source: https://atlas.media.mit.edu/en/visualize/tree_map/hs92/import/show/all/2505/2017/)

According to The Observatory of Economic Complexity by Massachusetts Institute of Technology, Malaysia was the largest sand exporter in Asia in 2017, with an export value of US$63.8 million. As illustrated in Figure 2, Malaysia exported majority of its sand to Singapore in 2017, followed by Indonesia, Brunei, India, South Korea and Japan. (Source: https://atlas.media.mit.edu/en/visualize/tree_map/hs92/export/mys/show/2505/2017/)



Turkey
US$10.1 million
Palestine
US$25.4 million
UAE
US$13.6 million
China
US$73 million
South Korea
US$53.1 million
Japan
US$63.6 million
Macau
US$12.8 million
Philippines
US$16.9 million
Singapore
US$81.9 million
Indonesia
US$19.3 million

▲ Figure 1
Sand Imports in Asia, 2017
(Source: https://atlas.media.mit.edu/en/visualize/tree_map/hs92/import/show/all/2505/2017/)



Japan
US$1.03 million
South Korea
US$1.15 million
India
US$2.28 million
China
US$59,900
MALAYSIA
Brunei
US$2.59 million
Singapore
US$40.8 million
Indonesia
US$14.3 million

▲ Figure 2
Malaysia was the Largest Sand Exporter in Asia, 2017
(Source: https://atlas.media.mit.edu/en/visualize/tree_map/hs92/export/mys/show/2505/2017/)

1.3 Project Status

EIA Field Work	June 2018
EIA Report Submission	July 2018
EIA Report Approval	September 2018
Mining Licence	January 2019
Commencement of Operations	2Q 2019
Commencement of Trading	Pending of approval

Good to Know...

The highest global sand imports value recorded between 2010 to 2017 was in 2014. In 2014, the sand imports value reached US$2.09 billion. (Source: https://atlas.media.mit.edu/en/visualize/tree_map/hs92/import/show/all/2505/2017/)



Beach erosion at the beach area of Batu Rakit, State of Terengganu, Malaysia
(Source: http://www.astroawani.com/berita-malaysia/penduduk-terengganu-gusar-hakisan-pantai-makin-parah-161864)

1.4 Beach Nourishment Initiatives

In a move to control beach erosion, the government of State of Terengganu, Malaysia allocated RM30.7 million in Terengganu's Budget 2019 in a project called Urban Resilience for beach nourishment initiatives. (Source: https://drsamsuri.com/wp-content/uploads/2018/11/Teks-Penuh-Bajet-Terengganu-2019.pdf)

Currently, erosion is affecting the beach area of Batu Rakit, located at Kuala Nerus District, in State of Terengganu, Malaysia. The beach erosion is caused by strong sea waves during the monsoon season. According to an Astro Awani report on 3 December 2017, the erosion nearly erodes the car road. The stone structure that was installed on the coastline to arrest the erosion did not help as it was washed away by the sea waves. (Source: http://www.astroawani.com/berita-malaysia/penduduk-terengganu-gusar-hakisan-pantai-makin-parah-161864)

To solve this issue, beach nourishment can be implemented by using sand and re-depositing the sand to the eroded beach.



1.5 Beach Nourishment Case Studies

Sand is widely used in land reclamation. It is a process of using sand to fill sea area to create new lands. Land reclamation projects are rapidly being undertaken in countries such as Malaysia, Singapore, Hong Kong and Japan to expand physical land mass in line with infrastructural developments over the years.

In addition to land reclamation, sand is widely used for beach nourishment. Beach nourishment protects sandy beaches from erosion. It is a process of placing sand onto the beach to create a wider beach berm and longer slope to reduce beach erosion. (Source: https://www.researchgate.netz/publication/330899030_Impact_of_coastal_erosion_on_local_comunity_Lifestyle_and_identity)

Beach erosion has become a major problem for many coastlines around the world. Beach nourishment offers solution to this phenomenon. In this issue, we feature some notable beach nourishment projects in Malaysia, China and Indonesia.

BEACH NOURISHMENT PROJECTS IN MALAYSIA


Sabak Beach,
State of Kelantan (1996)
Seberang Takir,
State of Terengganu (1992)
Butterworth,
Seberang Prai,
State of Penang
(1994)
Kuala Terengganu - Kuala Ibai,
State of Terengganu (1993)
*Dungun,
State of Terengganu
Teluk Cempedak Beach,
State of Pahang (2004)
Port Dickson Beach,
State of Negeri Sembilan
(1995)
Kundor Beach,
State of Melaka (1995)

*the date of nourishment is not stated

▲ **Figure 3**
Beach Nourishment Projects in Malaysia
(Source: https://www.water.gov.my/jps/resources/auto%20download%20images/5844e2f074c75.pdf)

In Malaysia, at least 7 large beach nourishment projects, including those in combination with fill retention structures, have been completed as illustrated in Figure 3. (Source: https://www.water.gov.my/jps/resources/auto%20download%20images/5844e2f074c75.pdf)

One of the successful beach nourishment projects in Malaysia was at Teluk Cempedak Beach, which is one of the main tourist attractions in the State of Pahang on the East Coast of Malaysia. The beach has a history of erosion. This erosion has resulted in the narrowing of the beach area, which has affected adversely on the recreational and tourist activities in this area. If protective measures are not taken, the beach eventually will be eroded, and the ocean waves approach the land will endanger the properties and infrastructure.



Beach nourishment protects sandy beaches from erosion


Before
After
Before
After

Before and after beach nourishment works at Teluk Cempedak Beach (Source: https://www.myiem.org.my/assets/download/Feature0809.pdf)

In a move to bring the beach back to a state where it can serve its purpose as a high standard tourist and recreational beach with good sand quality, the beach spanning 1,000 m in length was nourished with 177,669 m^3 sand in May to July 2004. The beach was also drained with Skagen Innovation Centre (SIC) vertical drain system prior to and after beach nourishment. (The SIC vertical drain system is used to prevent beach erosion by draining the beach and thus reducing water pressure in the beach.) After three years, in 2007, the beach width is stable at around 60 metres, compared to only 27 metres before the nourishment and the SIC vertical drain system. (Source: http://www.shore.dk/Final%20PAPER%20ICCE%202008%20Brogger.pdf)


NOURISHMENT SAND AREA
REST HOUSE
APARTMENT
APARTMENT
APARTMENT

Nourishment sand area at Teluk Cempedak Beach
(Source: http://www.shore.dk/Final%20PAPER%20ICCE%202008%20Brogger.pdf)


West, East and Middle Beidaihe Beach, Qinhuangdao (2008-2009)
Tianjin Dongjiang port, Tianjin (2008)
Xinghai Bay, Dalian (1994)
Huiquan Bay, Qingdao (2003)
CHINA
Jinshan Beach, Shanghai (2006)
Gulangyu Island, Xiamen (2007)
Xiangshan Changweijiao Beach, Xiamen (2008)
Xiaodonghai, Sanya (2005)
Luhuitou Beach, Sanya (2008)

▲ Figure 4
Beach Nourishment Projects in China
(Source: https://www.researchgate.net/publication/49115575_Beach_nourishment_in_ChinaStatus_and_prospects)

China has 18,000 km of coastline, about 1/3 of them consist of sandy beaches and 70% of those sandy beaches are experiencing coastal erosion.

Over the last 2 decades, 11 nourishment projects have been performed for many coastal cities, such as Jinshan Beach located 73 km from Shanghai, Tianjin Dongjiang port, Tianjin located 160 km from Beijing, Gulangyu Island located 5 km from Xiamen Island, Xinghai Bay in Dalian, Huiquan Bay in Qingdao and Luhuitou Beach in Sanya. The inventory of main nourished beaches in China is shown in Figure 4.



Beach conservation and restoration projects in China
(Source: https://www.greedc.com/en/xianglu-bay-beach-renovation)



Huiquan Bay, Qingdao
(Source: http://www.eugenelimphotography.com)



Jinshan Beach, Shanghai
(Source: http://www.anxinpiao.com/tupian/6zmiirsui)


April 2006
November 2007
October 2009

Before and after beach nourishment works at Xiangshan-Changweijiao beach, Xiamen Island
(Source: https://www.researchgate.net/publication/49115575_Beach_nourishment_in_ChinaStatus_and_prospects)

One of China's successful beach nourishment projects was at Xiangshan-Changweijiao Beach with a length of 1.5 km, located in the southeast of Xiamen Island. Differing from the other bay beaches around Xiamen Island, the configuration of coastal stretch in Xiangshan-Changweijiao is nearly straight. Before the 1990s, there was a beautiful beach with widths of about 10 m to 50 m, a beach slope angle generally of 5° to 6°, and beach sediment typically consisting of fine sand. Owing to the human activities such as offshore aquaculture, the beach finally disappeared and only left muddy deposits and debris on shoreface. According to the urban planning of Xiamen Island, a beach would be restored to protect the coast and for recreational purposes.

In 2007, the beach had been nourished with 740,000 m^3 of sand. After the nourishment, the width of the beach had increased from 50 m to 80 m. (Source: https://www.researchgate.net/publication/49115575_Beach_nourishment_in_ChinaStatus_and_prospects)


Before
After

Before and after beach nourishment works at West Beidaihe Beach, Qinhuangdao (Source: https://www.academia.edu/4845473/Shoreline_Change_Modeling_on_Emergency_Beach_Nourishment_Project_on_West_Beach_of_Beidaihe_China)


BALI ISLAND, INDONESIA
Sanur Beach (2004)
Kuta Beach (2008)
Nusa Dua Beach (2004)

▲ Figure 5
Beach Nourishment Projects in Bali Island, Indonesia
(Source: http://repository.unhas.ac.id/bitstream/handle/123456789/7530/31.CP%2030.pdf)

Indonesia's 81,000 km long shoreline has many coastal problems and need proper coastal management. Hard structures are commonly used to solve beach erosion issues in Indonesia such as revetment, seawall, bulkhead, groin, offshore breakwaters and jetty. Hence, in Indonesia, the main shore protection initiatives are by using hard structures, except Bali Island, which uses both hard structures and beach nourishment. (Source: http://coastalresearch.sakura.ne.jp/nishi24/paper/SPinIndonesiaEng.pdf)

Beach nourishment in Bali Island was conducted under the Bali Beach Conservation Project. Serious beach erosion on coral beaches in the southern coastal areas of Bali Island occurred since the 1970s because of tourism development along the coastal area. The deterioration of the beach condition is due to the beach erosion at famous beaches such as Sanur Beach, Nusa Dua Beach and Kuta Beach, which caused serious impacts to the tourism industry in Indonesia. Furthermore, the sandy beaches are used for religious events by the residents, thus it is very important to the Balinese people to preserve the sandy beaches for maintaining their welfare and Balinese culture.

To recover the coral sandy beaches, Bali Beach Conservation Project was undertaken by the Indonesian Government as one of the Japanese Official Development Assistance projects. As shown in Figure 5, Sanur Beach, Nusa Dua Beach and Kuta Beach were nourished with 300,000 m^3, 340,000 m^3 and 520,000 m^3 of sand respectively. The beach nourishment of these 3 beaches was conducted together with the construction of supplementary coastal facilities, such as groins, headlands and artificial offshore islands to reduce the sand discharge by the sea wave action after the nourishment. (Source: http://repository.unhas.ac.id/bitstream/handle/123456789/7530/31.CP%2030.pdf)



Nusa Beach, Bali Island, Indonesia


Before
After

Before and after beach nourishment works at Nusa Dua Beach, Bali Island, Indonesia
(Source: https://www.academia.edu/37730373/coastal_protection_and_beach_nourishment_in_indonesia)


Before
After

Before and after beach nourishment works at Sanur Beach, Bali Island, Indonesia
(Source: https://www.academia.edu/37730373/coastal_protection_and_beach_nourishment_in_indonesia)


Before
After

Before and after beach nourishment works at Kuta Beach, Bali Island, Indonesia
(Source: https://www.academia.edu/37730373/coastal_protection_and_beach_nourishment_in_indonesia)

2

RIVER SAND TRADING



2.1 Commencement of River Sand Trading



A view of river sand dredger on operations

NAMI Corp., via its wholly-owned subsidiary SBS, looks to strategically grow and expand its core business portfolio in the sand industry. In addition to sea sand mining and trading, the Group has ventured into river sand trading. It expects to commence its river sand trading in the 2nd half of 2019 to countries within the Asia Pacific region.

River sand trading is expected to contribute positively towards the Group's revenue and sustainability as the Group works towards increasing trade volume and expanding its portfolio of river sand suppliers in the foreseeable future.

USES OF RIVER SAND

- Concrete and cement-sand production
- River nourishment

2.2 River Sand Demand and Market



Japan
2016: 116.58 million metric tonnes
2015: 107.65 million metric tonnes
China
2016: 4.65 billion metric tonnes
2015: 4.56 billion metric tonnes
India
2016: 936.44 million metric tonnes
2015: 852.11 million metric tonnes
Thailand
2016: 85.79 million metric tonnes
2015: 81.50 million metric tonnes

▲ Figure 6
River Sand Consumption in Asia Countries
(Source: https://www.researchgate.net/publication/309409121_a_statistical_overview_of_sand_demand_in_asia_and_europe)

River sand is produced by the weathering or abrasion of the gravel bed and it is one of the most used and economically available natural building materials. Most of the river sand dredged from the river beds is used in the construction sector and one of the key components of concrete and cement.

River sand consumption in Asia countries is illustrated in Figure 6. According to a 2016 research paper, entitled "A statistical overview of sand demand in Asia and Europe" by Kowshik Chilamkurthy, Manu Santhanam and Siva Teja Chopperla from Indian Institute of Technology Madras and Oregon State University, China's river sand consumption was recorded the highest in Asia at 4.56 billion metric tonnes in 2015 and it increased to 4.65 billion metric tonnes in 2016. China is recognised as the highest consumer of the cement commodity, hence it requires river sand to build its infrastructure.

India is the second highest river sand consumer in Asia because the demand for cement is on an upward trend. The country's river sand consumption increased from 852.11 million metric tonnes to 936.44 million metric tonnes from 2015 to 2016.

As for Japan, the country's technological development in construction basic materials industry influences the increase of Japan's river sand consumption. Japan's river sand consumption was recorded at 107.65 million metric tonnes in 2015 and it increased to 116.58 million metric tonnes in 2016.

Meanwhile for Thailand, its river sand consumption was recorded at 81.5 million metric tonnes in 2015, increased to 85.79 million metric tonnes in 2016. This increase was mainly due to demand from the Thailand's cement industry, which was buoyed by the country's pro-economic growth policies and government-sponsored infrastructure investments in 2012. (Source: https://www.researchgate.net/publication/309409121_A_statistical_overview_of_sand_demand_in_Asia_and_Europe)



Good to Know...

River sand is used in the construction industry mainly for concrete production and cement-sand mortar production. Sea sand is not suitable for concrete and cement because it has high content of chloride, which leads to structural integrity problems. It absorbs humidity, which causes erosion and rusting in the steel rods used in reinforced concrete. (Source: https://www.researchgate.net/publication/284848214_Evaluation_of_sea_sand_and_river_sand_properties_and_their_comparison)

3

BAUXITE TRADING

3.1 Shipment of Bauxite

NAMI Corp., via its wholly-owned subsidiary SBS, provides financing for the acquisition, stockpiling storage, exporting and shipment of bauxite ore from Malaysia.

According to the approval from the Malaysian government, the Group expects to assist its trading partner to clear the stockpile of bauxite.



Stockpiling



Transportation


SINOTRANS

Shipments



USES OF BAUXITE


Paper making
Aluminium making
Water purifying
Airplane making
Petroleum refining
Manufacture of dental cements

(Source: https://www.aluminum.org/industries/production/bauxite)



Good to Know...

Bauxite ore is the world's primary source of aluminum. The ore must first be chemically processed to produce alumina (aluminum oxide). Alumina is then smelted using an electrolysis process to produce pure aluminum metal. (Source: https://www.aluminum.org/industries/production/bauxite)

4

GRANITE MINING & TRADING



4.1 Letter of Intent with a Related-Party Entity

NAMI Corp. entered into a Letter of Intent to acquire its privately-held related-party entity, namely Pembinaan Kaya Hebat Sdn Bhd ("PKH") on 17 January 2019. PKH is a Malaysian corporation engaged in granite mining business. The Group intends to operate PKH as its wholly- or majority- owned subsidiary.

NAMI Corp. via PKH has consulted with the DOE of Perak to discuss the specifications of geological and feasibility studies required in preparation of an EIA report for a piece of quarry land measuring 6.07 hectares of granite reserve located in Forest Reserve in Kampar County, Kinta District, State of Perak, Malaysia.

4.2 Commencement of EIA

NAMI Corp., via PKH, started its EIA preparation for granite mining in February 2019. The EIA is conducted to identify the impact of granite mining activity towards the environment and ways to mitigate those impacts.

After the EIA's approval, Environmental Management Plan ("EMP") and Erosion and Sediment Control Plan ("ESCP") are expected to be conducted starting in the 2nd quarter of 2019.

Reviewed by the DOE of Perak, EMP studies residual impacts, which is known as potential environmental impacts that may remain, even after mitigation methods have been implemented.

For ESCP, it is carried out to manage and control erosion and sediment processes at the granite reserve. It is a procedure to implement best management practices to arrest erosion in flowing water and prevent soil particles from the granite site to enter streams and rivers.

Finally, Proposed Mining Scheme Report is expected to be conducted starting in the 3rd quarter of 2019. It is the final step before receiving the Surat Kelulusan Skim Pengendalian Melombong (Letter of Approval for Mining Control Scheme), an operational approval to operate the granite mining operations.


China
US$723 million
UAE
US$6.57 million
Bangladesh
US$25.7 million
Hong Kong
US$24.1 million
India
US$22.1 million
Vietnam
Thailand
US$18.4 million
US$6.09 million
Maldives
US$8.87 million
Singapore
US$10.4 million
Indonesia
US$5.82 million

▲ Figure 7
Granite Imports in Asia, 2017
(Source: https://atlas.media.mit.edu/en/visualize/tree_map/hs92/import/show/all/2516/2017/)


China
US$110,000
MALAYSIA
Brunei
US$118,000
Singapore
US$7.08 million
Indonesia
US$540,000

▲ Figure 8
Malaysia was the 6th Largest Granite Exporter in Asia, 2017
(Source: https://atlas.media.mit.edu/en/visualize/tree_map/hs92/export/mys/show/2516/2017/)

4.3 Granite Demand and Market

According to Global Granite Market Report 2017 (Source: https://www.360marketupdates.com/-global-granite-market-report-2017-11188379), it is reported that the global granite market reached US$13.39 billion in 2013 and increased to US$14.76 billion in 2016. By 2021, the global granite market is predicted to reach US$17.68 billion. Granite's market growth is mainly driven by the surging construction and renovation activities in developed countries, rapid industrialisation and urbanisation in developing countries, changing consumer preference for natural looking home décor and the growing commercial value of granite products in the global market. (Source: https://www.bizvibe.com/blog/global-granite-market-analysis/)

Granite imports in Asia reached up to US$938 million in 2017. As seen in Figure 7, the top 10 largest granite importers in Asia were China, Bangladesh, Hong Kong, India, Vietnam Singapore, Maldives, United Arab Emirates, Thailand and Indonesia. (Source: https://atlas.media.mit.edu/en/visualize/tree_map/hs92/import/show/all/2516/2017/)

According to The Observatory of Economic Complexity by Massachusetts Institute of Technology, Malaysia became the 6th largest granite exporter in Asia in 2017, with an export value of US$7.96 million. As shown in Figure 8, Malaysia exported most of its granite to Singapore in 2017, followed by Indonesia, Brunei and China. (Source: https://atlas.media.mit.edu/en/visualize/tree_map/hs92/export/mys/show/2516/2017/)

4.4 Project Status

Commencement of EIA	February 2019
Mining Licence	4Q 2019
Mining Site Preparation	3Q 2020
Commencement of Operations	4Q 2020
Commencement of Trading	4Q 2020

Good to Know...

Granite is more durable than marble and less prone to scratches. This makes granite more suitable for area exposed to higher wear and tear. Due to its high durability and aesthetic appeal, granite is commonly used in construction of walls, paved paths, bridges, street kerbing and monuments. (Source: http://www.intracen.org/uploadedFiles/intracenorg/Content/Redesign/Projects/AAT/AFG_Marble%20and%20granite.pdf)

NAMI CORP. (Stock Code: NINK)
112 North Curry Street,
Carson City, 89703-4934
www.nink-cs.com

Affiliate Office :
Unit M2-3, Level M2,
The Vertical Podium Avenue 3,
Bangsar South City, No. 8 Jalan Kerinchi,
59200 Kuala Lumpur, Malaysia.

For more information on NAMI's investor-related matters, please contact NAMI Investor Relations Team via email at **info@nami-corp.com**